Designated Filer:  Warburg Pincus Private Equity IX, L.P.
Issuer & Ticker Symbol:   Builders FirstSource, Inc. (BLDR)
Date of Event Requiring Statement: March 14, 2007



                                                                    Exhibit 99.3

                            JOINT FILERS' SIGNATURES




     WARBURG PINCUS IX, LLC

     By:  Warburg Pincus Partners, LLC, its Sole Member,
        By:  Warburg Pincus & Co., its Managing Member

     By: /s/ Scott A. Arenare
         --------------------------------------------   Date: March 16, 2007
         Name:   Scott A. Arenare
         Title:  Partner


     WARBURG PINCUS PARTNERS, LLC

     By:  Warburg Pincus & Co., its Managing Member

     By: /s/ Scott A. Arenare
         --------------------------------------------   Date: March 16, 2007
         Name:   Scott A. Arenare
         Title:  Partner


     WARBURG PINCUS LLC

     By: /s/ Scott A. Arenare
         --------------------------------------------   Date: March 16, 2007
         Name:   Scott A. Arenare
         Title:  Managing Director


     WARBURG PINCUS & CO.

     By: /s/ Scott A. Arenare
     --------------------------------------------       Date: March 16, 2007
     Name:   Scott A. Arenare
     Title:  Partner


     By: /s/ Scott A. Arenare
     --------------------------------------------       Date: March 16, 2007
     Name: Charles R. Kaye
     By:   Scott A. Arenatre, Attorney-in-Fact


     By: /s/ Scott A. Arenare
     --------------------------------------------       Date: March 16, 2007
     Name: Joseph P. Landy
     By:   Scott A. Arenatre, Attorney-in-Fact